United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 14, 2010, Urstadt Biddle Properties, Inc. (“the Company”) , through a wholly-owned subsidiary, acquired three contiguous mixed use neighborhood retail and office properties totaling 32,000 square feet in Katonah, New York, located in Westchester County (the "Katonah Property”) for $8.6 million in cash from an unaffiliated property owner that had controlled the property for several years. The purchase was funded with available cash and $7.5 million in borrowings on the Company's unsecured revolving credit facility.

In addition, on April 16, 2010, the Company, through a wholly owned subsidiary, acquired a 66.67% undivided equity interest in the Putnam Plaza Shopping Center, a 193,000 square foot grocery anchored shopping center in Carmel, New York, located in Putnam County (“the Putnam Property”) for $6.2 million, inclusive of closing costs.  The Putnam Property was valued by the joint venture at $29.7 million and was purchased from an unaffiliated property owner that had owned the property for several years.  At closing the joint venture acquiring the property, of which the Company owns 66.7%, borrowed $21.0 million from Oritani Bank secured by a first mortgage on the property.  The mortgage has an initial term of five years at a fixed interest rate of 6.2% with a five year extension right.  The Company’s cash investment of $6.2 million was funded with available cash and a $5.8 million borrowing on its unsecured line of credit.

On April 19, 2010, the Company issued a press release jointly announcing the acquisition of the Katonah Property and the Putnam Property. A copy of the press release is attached hereto as Exhibit 99.1

On May 12, 2010, the Company, through a wholly owned subsidiary, acquired the New Milford Plaza  Shopping Center, a 228,000 square foot grocery anchored shopping center in New Milford, Connecticut, located in Litchfield County (“the New Milford Property”) for $22.6 million, inclusive of closing costs, from an unaffiliated property owner that had owned the property for several years.  At the closing of the transaction the Company assumed a mortgage on the property held by John Hancock Life Insurance Company in the amount of approximately $8.7 million.  The mortgage matures on January 1, 2013 and has a fixed interest rate of 6.0%.  The Company’s cash investment of $13.7 million was funded with available cash and a $13.2 million borrowing on its unsecured line of credit.

On May 13, 2010, the Company issued a press release announcing the acquisition of the New Milford Property. A copy of the press release is attached hereto as Exhibit 99.2

Item 9.01    Financial Statements and Exhibits.

Pursuant to Item 9.01(a) hereof and the requirements of Regulation S-X, the Company intends to file any required financial statements or pro forma financial information for the properties acquired by amendment hereto no later than 71 days after this current report is required to be filed.

Exhibits.

Exhibit No.	Description
99.1	Press release dated April 19, 2010
99.2	Press release dated May 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
DATE: May 18, 2010	By: Name: John T. Hayes Title:Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 19, 2010
99.2	Press release dated May 13, 2010